Exhibit 21.1

Subsidiaries of First Commonwealth Financial Corporation

Percent Ownership By Registrant

First Commonwealth Bank 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

Subsidiaries of FCB: First Commonwealth Insurance Agency 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

First Commonwealth Home Mortgage, LLC 111 S. Main Street Greensburg, PA 15601 Incorporated under the laws of Pennsylvania	49.9%

First Commonwealth Community Development Corporation (Inactive) 654 Philadelphia Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

First Commonwealth Financial Advisors Incorporated 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Pennsylvania	100%

FraMal Holdings Corporation 1105 North Market Street, Suite 1300 Wilmington, DE 19899 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust I 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust II 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

First Commonwealth Capital Trust III 22 North Sixth Street Indiana, PA 15701 Incorporated under the laws of Delaware	100%

Commonwealth Trust Credit Life Insurance Company 100 W Clarendon Street, Suite 800 Phoenix, AZ 85013 Incorporated under the laws of Arizona	50%